UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 28, 2012

Team Health Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34583 (Commission File Number)	36-4276525 (I.R.S. Employer Identification No.)

265 Brookview Centre Way, Suite 400 Knoxville, Tennessee (Address of principal executive offices)		37919 (Zip Code)

Registrant’s telephone number, including area code: (865) 693-1000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

This Current Report on Form 8-K (the “Form 8-K”) is filed to provide a presentation of the consolidated statements of comprehensive earnings of the Company for periods prior to January 1, 2012 in accordance with the adoption by the Financial Accounting Standards Board on January 1, 2012 of Accounting Standards Update (“ASU”) 2011-05, as amended by ASU 2011-12. This ASU, as amended, requires the presentation of the components of other comprehensive earnings either in a single continuous statement of comprehensive earnings or in two separate but consecutive statements.

The information in this Form 8-K, including the information contained in exhibit 99.1 hereto, is not an amendment to or restatement of our audited consolidated financial statements which were included in our Annual Report on Form 10-K for the year ended December 31, 2011, as filed with the Securities and Exchange Commission (“SEC”) on February 7, 2012 (the “Form 10-K”). Other than as specified above in the adoption of this new accounting standard, this Form 8-K does not modify, update or affect any other disclosures or financial statements set forth in the Form 10-K. Furthermore, this Form 8-K does not purport to provide a general update or discussion of any developments with respect to us subsequent to the filing of the Form 10-K. Accordingly, the Form 10-K, with the presentation reflected on exhibit 99.1 to this Form 8-K, should be read in conjunction with our filings made with the SEC subsequent to the date of the Form 10-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Consolidated Statements of Comprehensive Earnings for the years ended December 31, 2009, 2010 and 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEAM HEALTH HOLDINGS, INC.

Date: June 28, 2012	By:	/s/ David P. Jones
	Name:	David P. Jones
	Title:	Executive Vice President and
Chief Financial Officer

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